                                                               Exhibit 99.14(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Galaxy Short Term Bond Fund (one of the portfolios constituting the Galaxy Fund) and "Financial Statements" and "Auditors" in the Galaxy Fund Statement of Additional Information and to the incorporation by reference of our report dated December 11, 2001 with respect to those financial statements and financial highlights included in the Galaxy Fund Annual Report dated October 31, 2001, which Prospectus, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of the Columbia Funds. We further consent to the references to us under the headings "Other Service Providers for the Columbia Fund and the Galaxy Fund", and Appendix A - Agreement and Plan of Reorganization" (paragraph 4.1(f)), in such Combined Prospectus and Proxy Statements.



                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 3, 2002